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                                                                    EXHIBIT 11-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE


                                                                         FISCAL YEAR ENDED JANUARY 31
                                                         -----------------------------------------------------------
                                                           1996        1995       1994          1993          1992
                                                         -------     -------    -------       -------        -------
                                                              (Amounts in thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE:
Net income (loss)....................................    $10,952     $ 1,264    $ 3,665       $(5,507)       $13,038
                                                         =======     =======    =======       ========       =======
Weighted average number of common shares
  outstanding during the year........................     18,382      18,779     18,215        18,034         18,107

    Incremental common shares attributable to
      exercise of stock options......................        208          82         66           294 (1)        293
    Repurchase and retirement of shares..............         --          --        (28)           --           (208)
    Purchase of treasury shares.......................       (72)       (144)        --            --             --
                                                         ---------   --------   -------       ---------      -------
                                                          18,518      18,717     18,253        18,328         18,192
                                                         =======     =======    =======       =======        =======
Primary earnings (loss) per share.....................   $   .59     $   .07    $   .20       $  (.30)(1)    $   .72
                                                         ========    =======    ========      =======        ========

                                                                         FISCAL YEAR ENDED JANUARY 31
                                                         ----------------------------------------------------------
                                                           1996        1995       1994         1993          1992
                                                         -------     -------     -------     -------        -------
                                                              (Amounts in thousands, except per share data)
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss).....................................   $10,952     $ 1,264     $ 3,665     $(5,507)       $13,038
                                                         =======     =======     =======      =======        ======

Weighted average number of common shares
  outstanding during the year.........................    18,382      18,779      18,215       18,034        18,107

    Incremental common shares attributable to
      exercise of stock options.......................       369          82         380          334  (1)      309
    Repurchase and retirement of shares...............        --          --         (28)          --          (208)
    Purchase of treasury shares.......................       (72)       (144)         --           --            --
                                                         -------     --------    -------     ----------     -------
                                                          18,679      18,717      18,567       18,368        18,208
                                                         =======     =======     =======     ========       =======

Fully diluted earnings (loss) per share...............   $   .59     $   .07     $   .20     $   (.30) (1)  $   .72
                                                         =======     =======     =======     ==========     =======

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.